Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.33

AMENDED AND RESTATED APRIA HEALTHCARE GROUP INC.

LONG-TERM INCENTIVE PLAN

(2019 – 2021 With Successive Annual Extension Options)

1.

Purpose. The purpose of the Apria Healthcare Group Inc. Long-Term Incentive Plan (the “Plan”), as documented herein, is to provide long-term incentive compensation to certain senior and executive officers of the Company in order to incentivize them to deliver the desired Free Cash Flow improvement and the transformational changes over a period of multiple years in order to position the Company properly for the future.

2.

Definitions. In addition to any other terms that may be defined herein, capitalized words, unless otherwise indicated, shall have the meanings ascribed to such terms in Exhibit A, which is attached hereto and made a part of the Plan for all purposes.

3.	Eligibility and Participation

(a)

From time to time, the Committee, or its designee, may identify any employee or officer of the Company with the title of Chief Executive Officer, Senior Vice President or Executive Vice President of the Company, or another position identified by the Committee as being of similar rank or responsibility, as an eligible Participant for participation in the Plan. An eligible officer becomes a participant in the Plan (a “Participant”) upon issuance of an award letter to such individual (an “Award Notice”) by the Company. However, no individual may become a Participant in the Plan for a Performance Period if the Participant was not employed in an eligible position on the first day of such Performance Period. Notwithstanding the foregoing, the full Board, and not a designee of the Board, is responsible for determining the terms of participation by the Chief Executive Officer.

(b)

Each Participant will be eligible to receive and earn an Incentive Award in accordance with the terms of the Plan and as specified in the Award Notice delivered to such Participant. The Committee shall specify a target amount (referred to herein as the “Target Bonus Amount”), in each respective Award Notice. Subject to the terms of the Plan, a percentage ranging from 0% to 200% of the Target Bonus Amount may be payable to the Participant as such employee’s Incentive Award under the Plan. The foregoing notwithstanding, however, without the prior consent of the Committee, the aggregate Target Bonus Amounts for all Incentive Awards for any Performance Period outstanding at any time may not exceed $1,100,000, and the maximum amount paid in respect of all Incentive Awards on an aggregate basis for any Performance Period may not exceed $2,200,000.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

4.	Determination of Award Amounts and Timing of Payments

(a)

Achievement of Performance Objectives. As soon as practicable following the last day of each Performance Period, the Committee shall calculate Cumulative Free Cash Flow for such Performance Period. The determination of the Committee of the amount of Cumulative Free Cash Flow shall be final, binding and conclusive for all purposes under the Plan and on all Participants.

(b)

Determination of Incentive Award Amounts. Subject, in all cases, to adjustment or elimination under the vesting and other provisions of the Plan, including without limitation the other provisions of this Section 4, the amount payable with respect to Incentive Awards shall be determined as follows:

(i)	If Cumulative Free Cash Flow is less than the Free Cash Flow Threshold Amount, then no amount shall be payable in respect of any Incentive Award.

(ii)

If Cumulative Free Cash Flow equals the Free Cash Flow Threshold Amount, the amount payable in respect of each outstanding Incentive Award shall be equal to the product of (A) the Vested Percentage of such Incentive Award, multiplied by (B) the Target Amount of such Incentive Award, multiplied by (C) 50%.

(iii)

If Cumulative Free Cash Flow exceeds the Free Cash Flow Threshold Amount but is less than the Free Cash Flow Target Amount, the amount payable in respect of each outstanding Incentive Award shall be equal to the product of (A) the Vested Percentage of such Incentive Award, multiplied by (B) the Target Amount, multiplied by (C) a percentage between 50% and 100% (inclusive), with such percentage calculated using linear interpolation between 50% (if Cumulative Free Cash Flow equals the Free Cash Flow Threshold Amount) and 100% (if Cumulative Free Cash Flow is equal to the Free Cash Flow Target Amount).

(iv)

If Cumulative Free Cash Flow equals the Free Cash Flow Target Amount, the amount payable in respect of each outstanding Incentive Award shall be equal to the product of (A) the Vested Percentage of such Incentive Award, multiplied by (B) the Target Amount of such Incentive Award, multiplied by (C) 100%.

(v)

If Cumulative Free Cash Flow exceeds the Free Cash Flow Target Amount, the amount payable in respect of each outstanding Incentive Award shall be equal to the product of (A) the Vested Percentage of such Incentive Award, multiplied by (B) the Target Amount of such Incentive Award, multiplied by (C) a percentage between 100% and 200% (inclusive), with such percentage calculated using linear interpolation between 100% (if Cumulative Free Cash Flow equals the Free Cash Flow Target Amount) and 200% (if Cumulative Free Cash Flow is equal to or greater than the Free Cash Flow Stretch Goal).

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(vi)

Notwithstanding the provisions of clauses b(i) through b(v) above, the Committee shall have the discretion to fund an increase in an Incentive Award for Participants in an amount to be determined by the Committee in its sole discretion if the Cumulative Free Cash Flow is less than the Free Cash Flow Threshold, Free Cash Flow Target, or Free Cash Flow Stretch Goal, so long as the maximum amount paid in respect of all Incentive Awards on an aggregate basis for any Performance Period does not exceed $2,200,000.

(c)

The foregoing provisions of Section 4(b) notwithstanding, if a Participant’s status as an employee or officer is terminated by the Company without Cause, or as the result of the Participant’s “Retirement” as defined in the Company’s Deferred Compensation Plan, as amended and restated effective July 23, 2008, the amount payable in respect of the Participant’s outstanding Incentive Award shall be equal to the lesser of (x) the product of (A) the amount payable with respect to such Incentive Award as determined under Section 4(b) above and (B) a fraction in which the numerator is the same number of complete fiscal quarters that are counted for purposes of determining the Vested Percentage in accordance with Section 4(f)(ii) and the denominator is twelve (12) and (y) the amount calculated by making the calculations provided for in clause 4(c)(A) above with the following adjustments:

(i)

The Free Cash Flow Threshold Amount, Free Cash Flow Target Amount and Free Cash Flow Stretch Goal, respectively, shall be sum of the Quarterly Free Cash Flow Threshold Amounts, Quarterly Free Cash Flow Target Amounts and Quarterly Free Cash Flow Stretch Goals calculated in accordance with Exhibit B for the fiscal quarters during the applicable Performance Period during which the Participant was a Participant, including the fiscal quarter in which the Participant’s employment was terminated without cause or due to “Retirement”.

(ii)

The Cumulative Free Cash Flow shall be the Cumulative Free Cash Flow for the fiscal quarters during the applicable Performance Period during which the Participant was a Participant, including the fiscal quarter in which the Participant’s employment was terminated without cause or due to “Retirement”.

(iii)	The Vested Percentage shall be 100%.

(d)

Change of Control. If any Performance Period terminates on or prior to December 31 of the third (3rd) year thereof as the result of the occurrence of a Change of Control, the amount payable in respect of each vested Incentive Award shall be determined by the Committee based on actual performance through the last day of the most recently completed fiscal quarter, measured using only the number of fiscal quarters completed prior to the date of such Change of Control, calculated in accordance with Exhibit B.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)	Time and Form of Payment.

(i)

General. Subject to sub-sections (ii), (iii) and (iv) and Section 4(f) below, on the first reasonably practical payroll date following end of the applicable Performance Period (but in no event later than March 15 of the calendar year following the end of such Performance Period), the Company shall pay each Participant the applicable amount, if any, of such Participant’s vested Incentive Award (calculated pursuant to Section 4(b)); provided, however, that in all cases payment is conditioned upon the Participant remaining an active employee or officer of the Company through the applicable payment date (except as may be set forth in Sections 4(f)(ii) and (iii) below).

(ii)

Payment if a Change of Control Occurs. Notwithstanding the foregoing, if the Company undergoes a Change of Control on or prior to the final day of a Performance Period, then the amount payable with respect to each vested Incentive Award for such Performance Period shall be payable within 10 days of such Change of Control; provided, however, that in all cases payment is conditioned upon the Participant remaining an active employee or officer of the Company through the applicable payment date if the Participant was employed on the date of the Change of Control (except as may be set forth in Sections 4(f)(ii) and (iii) below); provided further that any payments to Participants who terminated employment prior to the date of a Change of Control shall be made in a lump sum immediately following such Change of Control and in the event a Participant is terminated by the Company without Cause following such Change of Control, any remaining payment shall be made in a lump sum immediately following such termination.

(iii)	Payment If An IPO Occurs.

(A)

Notwithstanding the foregoing, if the Company undergoes an IPO on or prior to the final day of a Performance Period, then (1) each payment under each Incentive Award earned for such Performance Period (unless the Committee determines otherwise prior to the IPO) shall be made by delivery of a number of Company Common Units equal to the amount of cash otherwise payable under such Incentive Award divided by the IPO Share Price, and (2) such Company Common Units shall be delivered in four equal installments, on four dates selected by the Company during the twelve month period following the calendar month during which the IPO occurs (which the Company currently expects will be on the fifteenth of each third month following the month during which the IPO occurs), in all cases subject to the Participant remaining an active employee or officer of the Company through the applicable payment date if the Participant was employed on the date of the IPO (except as set forth in Section 4(f)(ii) below); provided further that any payments to Participants who terminated employment prior to the date of an IPO shall be made in a lump sum immediately following the IPO and in the event a Participant is terminated by the Company without Cause following an IPO, any remaining payment shall be made in a lump sum immediately following such termination.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(B)

Company Common Units delivered in satisfaction of an Incentive Award may be Company Common Units that (i) are newly authorized and unissued, (ii) were previously held in the treasury of the Company, (iii) were purchased on the open market or by private purchase, or (iv) a combination of the foregoing. Unless otherwise determined by the Committee, any fractional Company Common Units shall be settled in cash. Company Common Units delivered pursuant to this Plan shall not be transferable by a Participant until the date that is 180 days following the IPO. The Company will cause the Company Common Units to be registered on a Form S-8 or comparable registration statement with the U.S. Securities and Exchange Commission.

(iv)

Termination; Forfeiture. Notwithstanding any other provision in the Plan to the contrary, if prior to the payment under an Incentive Award, (A) a Participant’s status as an employee of the Company is terminated (1) by the Company for Cause or (2) by the Participant for any reason (other than the Participant’s death, disability (as defined in the Company’s long-term disability program), or the Participant’s “Retirement” as defined in the Company’s Deferred Compensation Plan, as amended and restated effective July 23, 2008 and as it may thereafter have been amended), or (B) a Participant discloses the terms of such Participant’s Incentive Award to any party other than such Participant’s spouse, attorneys, tax advisors, or as required by law, then the Participant shall forfeit all rights to the Incentive Award and shall not receive any payment hereunder.

(f)	Vesting.

(i)

Initially, all Incentive Awards shall be unvested. An Incentive Award shall be considered vested for purposes of the Plan only in the percentage, and to the extent, that such Incentive Award becomes vested under the terms of the Plan. Payments under the Plan are only made with respect to the vested portion of Incentive Awards, sometimes referred to herein as the “vested Incentive Award.”

(ii)

Commencing with the fiscal quarter in which the Performance Period Start Date of the applicable Performance Period occurs (such date, the “Vesting Start Date”), and ending on the earlier to occur of (i) December 31 of the last year of the applicable Performance Period, or (ii) the last day of the fiscal quarter in which a Participant’s employment with the Company is

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

terminated without Cause or due to the Participant’s Retirement, the Vested Percentage shall equal the product of (x) the number of fiscal quarters completed or commenced since the Vesting Start Date and (y) 8 1/3% up to a maximum of 100 percentage points (such vested portion, the “Vested Percentage”); provided that, for the Initial Performance Period, on the last day of the fiscal quarter in which the Effective Date occurs, each outstanding Incentive Award granted with respect to the Initial Performance Period shall become vested as to a percentage of such Incentive Award, equal to the product of (x) the number of fiscal quarters completed or commenced since January 1, 2019, and (y) 8 1/3%. If a Participant’s status as an employee or officer of the Company is terminated by the Company without Cause or due to the Participant’s Retirement, the percentage of such Participant’s Incentive Award that is vested shall be calculated assuming the Participant continued to be employed through the end of the then-current fiscal quarter, and such Vested Percentage of the Incentive Award shall remain outstanding and eligible to receive a payment in accordance with Section 4 hereof.

(iii)

Notwithstanding the foregoing, the Vested Percentage with respect to each then-outstanding Incentive Award shall increase by an additional 25.0 percentage points on the date of a Change of Control, subject to either (x) the Participant remaining an active employee of the Company through such date or (y) the Participant’s employment having been terminated by the Company without Cause or due to the Participant’s Retirement (and not otherwise as a result of the Participant’s death or disability (as defined in the Company’s long-term disability program)) prior to the date of such Change of Control, provided that any portion of an Incentive Award that is unvested as of the date of the consummation of a Change of Control (such date, a “Closing Date”), taking into account any vesting on the Closing Date in accordance with the terms of the Plan, shall cease to vest and shall be forfeited as of the Closing Date.

(iv)	The amount payable with respect to vested Incentive Awards shall be determined in accordance with Sections 4(a) through 4(e) above.

5.	Administration.

(a)

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Incentive Awards; to make adjustments to the Incentive Awards in response to changes in applicable laws, regulations, accounting principles, or for any other reason which the

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Committee determines, in its sole discretion and acting in good faith, otherwise warrants equitable adjustment, including the individual performance of Participants; to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee shall consider in good faith adjusting the Free Cash Flow Threshold Amount, Free Cash Flow Target Amount or Free Cash Flow Stretch Goal to reflect any capital expenditures for initiatives approved by the Board.

(b)	Beginning in 2020 and annually for each Performance Period thereafter, the Committee shall establish a Free Cash Flow Target Amount for the ensuing Performance Period.

(c)

All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participants (or any person claiming any rights under the Plan from or through any Participant).

(d)	No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Incentive Award granted hereunder.

6.

Changes in Capital Structure and Similar Events. After the occurrence of an IPO, the IPO Price, and any other terms of the Incentive Awards as determined by the Committee in its sole discretion as necessary or appropriate, shall be subject to adjustment as set forth below.

(a)

In the event of (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Company Common Units, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of Company Common Units or other securities of the Company, issuance of warrants or other rights to acquire Company Common Units or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the Company Common Units, or (2) unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(i)

adjusting any or all of (A) the number of Company Common Units or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Incentive Awards, or with respect to which Incentive Awards may be paid under the Plan, (B) the IPO Price, and (C) the terms of any outstanding Incentive Awards; and/or

(ii)	providing for a substitution or assumption of the Plan and the Incentive Awards (or awards of an acquiring company), or accelerating the vesting of any Incentive Award;

(b)

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to the IPO Price to reflect such equity restructuring. Any adjustment under this Section 6 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Prior to any payment or adjustment contemplated under this Section 6, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to such Participant’s Incentive Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Company Common Units, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

7.	General Provisions.

(a)

Compliance with Legal Requirements. The Plan, the granting of Incentive Awards and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)	409A of the Code.

(i)

Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan are exempt from or comply with Section 409A of the Code, and all provisions of this Plan shall be construed, interpreted and administered in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. The Company makes no guarantee of any federal, state, or local tax consequences with respect to the interpretation of Section 409A of the Code and its application to the

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

terms of the Plan or any Incentive Awards and the Company shall have no liability for any adverse tax consequences to the Participant as a result of any violation of Section 409A of the Code. If an unintentional operational failure occurs with respect to Section 409A requirements, any affected Participant or beneficiary shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the U.S. Internal Revenue Service. With respect to any Incentive Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Incentive Awards granted under the Plan is designated as separate payments.

(ii)

Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Incentive Awards (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder..

(c)

No Right to Continued Employment. Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(d)

Withholding Taxes. The Company may deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments. Without limiting the generality of the foregoing, with respect to any payments or distributions delivered to a Participant in Company Common Units upon settlement of an Incentive Award, the Committee may, in its sole discretion, permit such Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Company Common Units (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value on the date of settlement of such Incentive Award equal to such withholding liability or (B) having the Company withhold from the number Company Common Units otherwise issuable or deliverable, a number of shares with a Fair Market Value on the date of settlement of such Incentive Award equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)

Amendment and Termination of the Plan. Subject to Section 6(a) hereof, the Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, provided that no such alteration, amendment, suspension, or termination may materially adversely affect any vested right of a Participant.

(f)

Participant Rights. Nothing in the Plan shall give any Participant any claim to be granted any Incentive Award under the Plan, and there is no obligation for uniformity of treatment among Participants.

(g)

Unfunded Status of Incentive Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Incentive Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h)

Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i)

Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of California without giving effect to the choice of law principles thereof.

(j)	Effective Date. The Plan shall first be effective as of January 1, 2019.

(k)

Amendment and Restatement. This Amended and Restated Long Term Incentive Plan fully amends, restates and supersedes the Apria Healthcare Group Inc. Long-Term Incentive Plan as adopted by the Board effective December 4, 2019.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit A

Definitions

(a)	“Award Notice” shall have the meaning given to such term in Section 3(b) of the Plan.

(b)	“Board” shall mean the Board of Directors of the Company.

(c)

“Cause” shall mean that the Chief Executive Officer of the Company, or, in a case involving the Chief Executive Officer, the Board, acting in good faith based upon the information then known to the Company, determines that a Participant has (i) engaged in or committed willful misconduct; (ii) engaged in or committed theft, fraud or other conduct constituting a felony (other than traffic related offenses or as a result of vicarious liability); (iii) refused or demonstrated an unwillingness to substantially perform his or her duties for a 30-day period after written demand for substantial performance that refers to “Cause” for the purposes of the Plan and is delivered by the Company that specifically identifies the manner in which the Company believes the Participant has not substantially performed his or her duties for the Company; (iv) refused or demonstrated an unwillingness to reasonably cooperate in good faith with any Company or government investigation or provide testimony therein (other than such failure resulting from the Participant’s disability); (v) engaged in or committed any willful act that is likely to and which does in fact have the effect of injuring the reputation or business of the Company; (vi) willfully violated his or her fiduciary duty or duty of loyalty to the Company; or (vii) used alcohol or drugs (other than drugs prescribed to the Participant by a physician and used by the Participant for their intended purpose for which they had been prescribed) in a manner which materially and repeatedly interferes with the performance of his or her duties hereunder or which has the effect of materially injuring the reputation or business of the Company. For purposes of the foregoing clauses (i), (v) and (vi), no act, or failure to act, on the Participant’s part shall be considered willful unless done or omitted to be done, by him or her not in good faith or without reasonable belief that his or her action or omission was in the best interest of the Company.

(d)

“Change of Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Subsidiaries, as a whole, to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than BP Healthcare Holdings LLC (“BP Healthcare”), Blackstone and/or their respective affiliates (collectively, the “Affiliated Entities”) or (ii) any person or group, other than an Affiliated Entity, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting equity of Holdings, including by way of merger, consolidation or otherwise and the Affiliated Entities (individually or collectively with their affiliates) cease to control the Holdings Board. Notwithstanding the foregoing, no event shall constitute a “Change of Control” for purposes of 4(d)(iii) unless such event constitutes a “change of control” under Section 409A of the Code.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all regulations and rules promulgated thereunder.

(f)

“Committee” shall mean the Compensation Committee (or a subcommittee thereof) of the Board, or such other committee or individual member of the Board to which or whom authority of the “Committee” for the purposes of this Plan has been delegated by the Board; provided, however, if at any time during the term of the Plan the Compensation Committee is not comprised of any members or no committee is designated the “Committee” for the purposes of this Plan, the full Board, or its designee, shall be deemed to be the Committee hereunder until such time that the Compensation Committee of the Board has at least one member or such other committee is designated.

(g)	“Company” shall mean Apria Healthcare Group Inc.

(h)

“Company Common Units” shall mean capital interests of the Company, or following an IPO, shares of the same class of common capital stock of the Company or the Company’s subsidiary sold by the Company or such subsidiary participating in the IPO.

(i)	“Cumulative Free Cash Flow” shall mean the combined Free Cash Flow for the Performance Period.

(j)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(k)

“Fair Market Value” shall mean, on a given date, the closing sales price of the Company Common Units reported on the primary exchange on which the Company Common Units are listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported.

(l)

“Free Cash Flow” shall mean free cash flow of the Company for such period calculated as net cash provided by operating activities, as shown in the Company’s audited financial statements, less cash used in purchases of patient service equipment and property, equipment and improvements, as shown in the Company’s audited financial statements, plus cash taxes paid, plus cash payments to affiliates of Blackstone for oversight, monitoring, transaction and similar fees, plus cash interest paid on debt. For this purpose, “Free Cash Flow” shall exclude (i) costs associated with the financing activities, (ii) payments associated with any acquisition or investment approved by the Board, (iii) payments made on behalf of the Company for any reason, (iv) payments made to repurchase any equity awards or any profits interests units of the Company or any affiliated company, (v) any fees paid to strategic consultants, (vi) the cash impact of merger and acquisition activity, and (viii) any impact on the Company’s financial statements directly related to or arising as a result of investigation by any governmental agency, and, unless otherwise specified, shall include the appropriate accrual to fund this Plan. In addition, to the extent the Committee shall find it necessary to calculate an award for a Participant who was an employee for less than the full Performance Period, the Committee shall make an appropriate adjustment to the manner in which Free Cash Flow is calculated in the event that certain expenses of a type which may fall in one fiscal period may be properly allocated to another fiscal period.

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(m)	“Free Cash Flow Stretch Goal” shall mean an amount of Cumulative Free Cash Flow equal to 110% of the Free Cash Flow Target Amount for each Performance Period.

(n)	“Free Cash Flow Target Amount” shall mean an amount of Cumulative Free Cash Flow as established by the Committee for each Performance Period.

(o)	“Free Cash Flow Threshold Amount” shall mean an amount of Cumulative Free Cash Flow equal to 90% of the Free Cash Flow Target Amount for each Performance Period.

(p)

“Incentive Award” shall mean, with respect to any Participant, the award set forth in the Award Notice, with the total amount, if any, payable to the Participant determined in accordance with Section 4(b) of the Plan.

(q)	“Initial Performance Period” shall mean the period beginning on January 1, 2019 and ending on the earlier of December 31, 2021 or a Change of Control.

(r)

“IPO” shall mean a sale of common capital stock of the Company or one of its subsidiaries to the public in an offering pursuant to an effective registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, provided that an IPO shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

(s)

“IPO Share Price” shall mean the volume-weighted average price of a Company Common Unit over the 20 trading days following the IPO, beginning on the first trading date after the date on which the IPO occurs.

(t)

“Participant” shall mean the Chief Executive Officer or any Executive Vice President or Senior Vice President of the Company who is selected by the Committee for participation in the Plan and receives an Award Notice.

(u)

“Performance Period” shall mean any three (3) year period, including but not limited to the Initial Performance Period, for which the Board establishes a Target Bonus Amount beginning on January 1 of the first year in the period, and ending on the earlier of December 31 of the third (3rd) year in the period or a Change of Control.

(v)	“Performance Period Start Date” shall mean as to any Performance Period, January 1 of the first year of the Performance Period.

(w)	“Plan” shall mean this Amended and Restated Long-Term Incentive Plan, as it may be amended or modified from time to time.

(x)	“Subsidiary” means, with respect to any specified Person:

Apria, Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(i)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)

any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(y)	“Target Bonus Amount” shall have the meaning given to such term in Section 3(b).